Exhibit 10.1

CREDIT AGREEMENT

Dated as of October 11, 2006

among

K. HOVNANIAN ENTERPRISES, INC.,

as Borrower,

HOVNANIAN ENTERPRISES, INC.

and certain subsidiaries thereof,

as Guarantors

THE LENDERS PARTY HERETO,

CITICORP USA, INC.,

as Administrative Agent,

CITICORP USA, INC.,

as Issuing Bank,

and

THE BANK OF NEW YORK,

as Paying Agent

$125,000,000 REVOLVING AND LETTER OF CREDIT FACILITY

i

SCHEDULES:
Schedule 1.01	Restricted and Unrestricted Subsidiaries
Schedule 2.01	Commitments

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Notes
Exhibit C	Form of Notice of LC Request
Exhibit D	Form of Letter of Credit
Exhibit E	Form of Guarantee Joinder Agreement

ii

CREDIT AGREEMENT, dated as of October 11, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Company”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (“Hovnanian”), the other GUARANTORS (as defined below) that become parties hereto from time to time, the LENDERS party hereto (the “Lenders”), CITICORP USA, INC. (“CUSA”), as Administrative Agent (in such capacity, the “Administrative Agent”), CUSA, as Issuing Bank (in such capacity, the “Issuing Bank”), and THE BANK OF NEW YORK, not in its individual capacity, but solely as Paying Agent (the “Paying Agent”).

The Company has requested the Lenders to extend credit to enable it to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time during the Availability Period (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) a principal amount not in excess of $125,000,000 at any time outstanding.  The Company has further requested the Issuing Bank to issue the Letter of Credit to support other payment obligations of the Company.  The proceeds of borrowings hereunder are to be used for general corporate purposes of the Company, Hovnanian and its Subsidiaries and other purposes not inconsistent with this Agreement.

The Guarantors expect to derive substantial direct and indirect benefits from the credit to be extended by the Lenders and the Issuing Bank hereunder and are, accordingly, willing to guaranty the obligations of the Company hereunder on the terms set forth herein.

The Lenders and the Issuing Bank are willing to extend such credit to the Company on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” has the meaning ascribed to it in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Agents” means the Administrative Agent and the Paying Agent.

“Agreement” has the meaning ascribed to it in the preamble to this agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Applicable Debt” means all Indebtedness of Hovnanian or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market), including without limitation the Company’s senior notes and senior subordinated notes outstanding on the date hereof.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party the consent of which is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination in whole of the Commitments.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means the rate of interest per annum publicly announced from time to time by Citibank, as its “base” rate; each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Company for Loans in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that the term “Business Day” shall also exclude, when used in connection with a Eurodollar Loan, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the date hereof.

“Citibank” means Citibank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and acquire participations in the Letter of Credit, as such commitment may be (i) reduced or increased from time to time pursuant to Section 2.07 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Increase” has the meaning ascribed to it in Section 2.07(d).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means K. Hovnanian Enterprises, Inc., a California corporation.

“Consolidated Adjusted Tangible Assets” of Hovnanian as of any date means the Consolidated Tangible Assets of Hovnanian, the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

“Consolidated Tangible Assets” of Hovnanian as of any date means the total amount of assets of Hovnanian, the Company and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

“Continuing Director” means a director who either was a member of the Board of Directors of Hovnanian on the date hereof or who became a director of Hovnanian subsequent to such date and whose election or nomination for election by Hovnanian’s stockholders was duly approved by a majority of the Continuing Directors on the Board of Directors of Hovnanian at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Hovnanian on behalf of the entire Board of Directors of Hovnanian in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Event” means each Borrowing and each issuance, renewal, extension or increase of the Letter of Credit.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of Hovnanian or one or more Restricted Subsidiaries in existence on the date hereof and one or more other facilities and lines of credit among or between Hovnanian or one or more Restricted Subsidiaries and one or more lenders pursuant to which Hovnanian or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions set forth in Section 4.01 are satisfied or waived in accordance with Section 9.02.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Hovnanian, the Company or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility Fee” has meaning ascribed to it in Section 2.10.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Company, Hovnanian and CUSA, as amended, modified or supplemented from time to time.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, principal accounting officer, treasurer or controller of such Loan Party.

“GAAP” or “generally accepted accounting principles” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee Joinder Agreement” means an agreement substantially in the form of Exhibit E, pursuant to which a Subsidiary of Hovnanian shall become a Guarantor hereunder.

“Guarantors” means Hovnanian, each Restricted Subsidiary and each Unrestricted Subsidiary that Hovnanian causes to be a “Guarantor” hereunder.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning ascribed to it in Section 2.07(d).

“Indemnitee” has the meaning ascribed to it in Section 9.03.

“Indebtedness” of any Person means, without duplication,

(i)            any liability of such Person (A) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (C) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof);

(ii)           any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, provided, however, that Indebtedness of Hovnanian and its Restricted Subsidiaries will not include the obligations of Hovnanian or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof;

(iii)          to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP; and

(iv)          all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (A) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (B) the maximum liability of such Person for any contingent obligations under clause (i) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (C) in the case of clause (iv) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indenture” means the Indenture, dated as of November 3, 2003, by and among the Company, Hovnanian and Wachovia Bank, National Association, as supplemented by a First Supplemental Indenture thereto, dated as of November 3, 2003, a Second Supplemental Indenture thereto, dated as of March 18, 2004, a Third Supplemental Indenture thereto, dated as of July 15, 2004, a Fourth Supplemental Indenture thereto, dated as of April 19, 2005, a Fifth Supplemental Indenture thereto, dated as of September 6, 2005, a Sixth Supplemental Indenture thereto, dated as of February 27, 2006, and a Seventh Supplemental Indenture thereto, dated as of June 12, 2006.

“Information” has the meaning ascribed to it in Section 9.13.

“Intangible Assets” of Hovnanian means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the date hereof and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items that would be treated as intangible on the consolidated balance sheet of Hovnanian, the Company and the Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest that, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest and other charges amortized to cost of sales), and (ii) all interest actually paid by Hovnanian or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than Hovnanian, the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) Interest Expense and (ii) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means (i) with respect to any ABR Loan, the last day of each March, June, September and December, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day during such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the day that is one day, one week or two weeks thereafter, or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that otherwise would extend beyond the second anniversary of the date hereof shall end on the date of such second anniversary.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.

“Investment Grade” means, with respect to a debt rating of any securities of Hovnanian or the Company, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating such securities (for reasons outside the control of Hovnanian or the Company) and Hovnanian shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Issuing Bank” has the meaning ascribed to it in the preamble to this Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization, or approval, lien or award of or settlement agreement with any Official Body.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to the Letter of Credit.

“LC Exposure” means, at any time, the sum of (i) the undrawn amount of the Letter of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” has the meaning ascribed to it in Section 2.04(a).

“LIBO Rate” means, with respect to each Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate Page at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on the Telerate Page, “LIBO Rate” shall mean, with respect to each day during each Interest Period, the rate per annum (rounded upward to the nearest 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank or any of its Affiliates in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period.  In the event the LIBO Rate is determined as set forth in the next preceding sentence, the LIBO Rate shall be determined by the Administrative Agent on the basis of the applicable rates furnished to and received by the Administrative Agent from Citibank or any of its Affiliates on the second Business Day prior to the commencement of such Interest Period.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.  For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Loan Documents” means, collectively, this Agreement, any Note, the Fee Letter and any Guarantee Joinder Agreement.

“Loan Parties” means the Company and the Guarantors.

“Loans” means the loans made by the Lenders to the Company pursuant to Sections 2.03 and 2.04(e).

“Margin Stock” has the meaning ascribed to it in Regulation U of the Board.

“Material Adverse Change” means a set of circumstances or events that (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or business prospects of the Loan Parties taken as a whole, (iii) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their material Indebtedness for borrowed money, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent, the Issuing Bank or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to any Loan Document.

“Maturity Date” means September 20, 2009.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of Hovnanian substantially all of the operations of which consist of the mortgage lending business.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (A) environmental warranties and indemnities, or (B) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Note” has the meaning ascribed to it in Section 2.08(e).

“Notice of LC Request” means a notice substantially in the form of Exhibit C hereto delivered by the Company to the Issuing Bank and the Administrative Agent pursuant to Section 2.04(b) with respect to the Letter of Credit.

“Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.

“Participant” has the meaning ascribed to it in Section 9.04(e).

“Paying Agent” has the meaning ascribed to it in the preamble to this Agreement.

“Paying Agent’s Account” means the account of the Paying Agent maintained by the Paying Agent at its office at 4 New York Plaza, 15th Floor, New York, New York 10004-2413, or such other account of the Paying Agent as is designated in writing from time to time by the Paying Agent to the Company, the Administrative Agent, the Issuing Bank and the Lenders for such purpose.

“Permitted Hovnanian Holders” means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Liens” means:

(i)            Liens for taxes, assessments or governmental or quasi-government charges or claims that (A) are not yet delinquent, (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (C) encumber solely property abandoned or in the process of being abandoned;

(ii)           statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required;

(iii)          Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv)          Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(A) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of Hovnanian, the Company and the Restricted Subsidiaries;

(v)           attachment or judgment Liens not giving rise to a Default or an Event of Default;

(vi)          easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of Hovnanian, the Company and the Restricted Subsidiaries;

(vii)         zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Hovnanian, the Company and the Restricted Subsidiaries;

(viii)        Liens on office buildings owned or occupied by Hovnanian or any Restricted Subsidiary securing Indebtedness that does not exceed $25,000,000 aggregate principal amount outstanding at any one time;

(ix)           Liens on mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business securing Indebtedness;

(x)            Liens securing Indebtedness of Hovnanian, the Company or any Restricted Subsidiary; provided, that the aggregate amount of all consolidated Indebtedness of Hovnanian, the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness under Credit Facilities that does not exceed $1,500,000,000 principal amount outstanding at any time) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof);

(xi)           Liens securing Non-Recourse Indebtedness of Hovnanian, the Company or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness;

(xii)          Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

(xiii)         Liens on property or assets of Hovnanian, the Company or any Restricted Subsidiary securing Indebtedness of Hovnanian, the Company or any Restricted Subsidiary owing to Hovnanian, the Company or one or more Restricted Subsidiaries;

(xiv)        leases or subleases granted to others not materially interfering with the ordinary course of business of Hovnanian and the Restricted Subsidiaries;

(xv)         purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property;

(xvi)        any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited hereunder;

(xvii)       any right of a lender or lenders to which Hovnanian, the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of Hovnanian, the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(xviii)      any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of Hovnanian, the Company and the Restricted Subsidiaries;

(xix)         Liens for homeowner and property owner association developments and assessments;

(xx)          Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced;

(xxi)         Liens incurred in the ordinary course of business as security for the obligations of Hovnanian, the Company and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(xxii)        Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Hovnanian or any Subsidiary of Hovnanian or becomes a Subsidiary of Hovnanian; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Hovnanian or the Subsidiary or acquired by Hovnanian or its Subsidiaries;

(xxiii)       Liens on property existing at the time of acquisition thereof by Hovnanian or any Subsidiary of Hovnanian, provided that such Liens were in existence prior to the contemplation of such acquisition;

(xxiv)       Liens existing on the date hereof and any extensions, renewals or replacements thereof; and

(xxv)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Money Indebtedness” means Indebtedness of Hovnanian, the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by Hovnanian, the Company and the Restricted Subsidiaries; provided, however, that (i) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (ii) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by Hovnanian (as certified by a resolution of the Board of Directors of Hovnanian), which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of Hovnanian, the Company or any Restricted Subsidiary outstanding on the date hereof or other Indebtedness permitted to be incurred by Hovnanian, the Company or any Restricted Subsidiary pursuant to the terms hereof, but only to the extent that:

(i)            the Refinancing Indebtedness is subordinated, if at all, to the Loans or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(ii)           the Refinancing Indebtedness is scheduled to mature either (A) no earlier than the Indebtedness being refunded, refinanced or extended or (B) after the Maturity Date,

(iii)          the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity Date, and

(iv)          such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

“Register” has the meaning ascribed to it in Section 9.04(c).

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reimbursement Agreement” means the Agreement for Letter of Credit, dated as of October 11, 2006, between Citibank and the Company, as amended, modified or supplemented from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, (i) at any time prior to the termination of the Commitments pursuant to Article VII, Lenders having Total Exposures and unused Commitments representing more than 50% of the aggregate Total Exposures and unused

Commitments at such time, and (ii) for all purposes after the termination of the Commitments pursuant to Article VII, Lenders having outstanding Loans and LC Exposures representing more than 50% of the aggregate outstanding principal amount of Loans and LC Exposures.

“Restricted Subsidiary” means any Subsidiary of Hovnanian that is not an Unrestricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc., a New York corporation or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of Hovnanian that would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the date hereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Telerate Page” means the display designated as Page 3750 on the Dow Jones Markets System (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Total Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Transactions” means each of the execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party, the borrowing of

Loans hereunder and the issuance and modification of the Letter of Credit for the account of the Company hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means any Subsidiary of Hovnanian so designated by a resolution adopted by the Board of Directors of Hovnanian or a duly authorized committee thereof as provided below; provided that (i) the holders of Indebtedness thereof do not have direct or indirect recourse against Hovnanian, the Company or any Restricted Subsidiary, and neither Hovnanian, the Company nor any Restricted Subsidiary otherwise has liability for any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a “Restricted Payment” as defined under and permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness”, or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of Hovnanian, the Company or a Restricted Subsidiary and (ii) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of Hovnanian, the Company or any Restricted Subsidiary. As of the date hereof, the Unrestricted Subsidiaries will be the Subsidiaries of Hovnanian designated as such on Schedule 1.01 hereto.

Subject to the foregoing, the Board of Directors of Hovnanian or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing.

The Board of Directors of Hovnanian or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary.  Any such designation or redesignation by the Board of Directors of Hovnanian or a committee thereof will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the resolution of the Board of Directors of Hovnanian or a committee thereof giving effect to such designation or redesignation and a Guarantee Joinder Agreement, duly executed by such redesignated Subsidiary. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of Hovnanian of which more than 95% of the equity interest is held by Hovnanian or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(A) above.

SECTION 1.02.  Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.

All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP.

ARTICLE II
THE CREDITS

SECTION 2.01.  Commitments.

Subject to the terms and conditions set forth herein and without limiting each Lender’s obligation to make Loans pursuant to Section 2.04(e), each Lender agrees to make Loans to the Company from time to time during the Availability Period and to participate in the Letter of Credit in an aggregate principal amount not exceeding the amount of such Lender’s Commitment; provided, that after giving effect to each Credit Event (i) no Lender’s Total Exposure shall exceed such Lender’s Commitment, and (ii) the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Loans and request the issuance, renewal, extension and increase of the Letter of Credit.

SECTION 2.02.  Loans and Borrowings.

(a)           Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders, ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Sections 2.04(e) and  2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith and shall be in dollars.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement and shall not be inconsistent with the duty of such Lender under Section 2.16(a) to minimize the amounts payable by the Company under Section 2.13.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that a Eurodollar Borrowing may be in an aggregate amount not less than $250,000 if it is equal to the entire unused balance of the Commitments or if it is used to refinance an ABR Borrowing that was required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five outstanding Eurodollar Borrowings.

SECTION 2.03.  Requests for Borrowings.

To request a Borrowing, except as otherwise provided with respect to Loans to be made pursuant to Section 2.04(e), the Company shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of any ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent at its office set forth in Section 9.01 of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company, with a copy to the Paying Agent.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(A)          the aggregate amount of the requested Borrowing;
(B)           the date of such Borrowing, which shall be a Business Day;
(C)           whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(D)          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(E)           the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one day’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  The Letter of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, the Issuing Bank agrees to issue and amend (including, without limitation, to increase or decrease the stated amount of the Letter of Credit) at the request and for the account of the Company, a standby letter of credit substantially in the form of Exhibit D or in such other form as may be reasonably acceptable to the Issuing Bank and the Company (the “Letter of Credit”), at any time and from time to time from the Effective Date until the last day of the Availability Period; provided, however, the Company may not request that the stated amount of the Letter of Credit be increased after the 90th day prior to the Maturity Date if the stated expiry date of the Letter of Credit is a date later than the Maturity Date.  The Issuing Bank shall not be under any obligation to issue the Letter of Credit if any order, judgment or decree of any Official Body or arbitrator binding upon the Issuing Bank shall enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law, rule, regulation or orders of any Official Body applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the date hereof and that the Issuing Bank in good faith deems material to it.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of the Letter of Credit (or the amendment, renewal or extension of the Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least one Business Day in advance of the requested date of issuance, amendment, renewal or extension) a Notice of LC Request requesting the issuance of the Letter of Credit and specifying the requested date of issuance of the Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which the Letter of Credit is to expire (which shall comply with subsection (c) of this Section), the amount of the Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend the Letter of Credit.  The Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of the Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the aggregate Commitments, and (ii) the Total Exposures shall not exceed the total Commitments. The Issuing Bank shall promptly (and in any event within one Business Day) notify the Administrative Agent of each issuance, amendment, renewal, extension or expiry of the Letter of Credit, and shall provide to the Administrative Agent such other information as the Administrative Agent shall reasonably request as to the Letter of Credit.

(c)           Expiration Date. The Letter of Credit shall expire at or prior to the Business Day immediately prior to the second anniversary of the Maturity Date.

(d)           Participations.  By the issuance of the Letter of Credit (or an amendment to the Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in the Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under the Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in subsection (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subsection in respect of the Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of the Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the Issuing Bank shall make any LC Disbursement, the Issuing Bank shall promptly notify the Company by telephone, facsimile or other telecommunication of the date and amount of such LC Disbursement.  The Company shall reimburse such LC Disbursement, whether drawn before, on or, to the extent in accordance with applicable law, after the expiration date of the Letter of Credit, and payment of each such reimbursement obligation shall be made on demand; provided that unless the Company shall have notified the Administrative Agent otherwise, the Company’s obligations shall be financed with an ABR Borrowing made under this subsection (e) in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Each Lender agrees to fund its Applicable Percentage of such payment due from the Company on (i) the Business Day on which demand therefore is made by the Issuing Bank, provided  that notice of such demand is given not later than 11:00 a.m. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Lender shall not have made such amount available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable.  If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an ABR Loan made by such Lender on such Business Day for purposes of this Agreement.

(f)            Certain Liabilities Relating to the Letter of Credit.  None of the Administrative Agent, the Lenders or the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.08(f)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that, without limiting Section 2.08(f), the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary (other than a valid injunction issued by a court of competent jurisdiction), or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit.

(g)           Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under  the Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the

Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to subsection (e) of this Section, then Section 2.11(d) shall apply.  Interest accrued pursuant to this subsection shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to subsection (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

SECTION 2.05.  Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, with a copy to the Paying Agent.; except as provided otherwise with respect to ABR Loans made pursuant to Section 2.04(e), such transfers shall be made by (x) 12:00 Noon, New York City time in the case of Borrowings other than ABR Borrowings and (y) 2:00 p.m., New York City time in the case of ABR Borrowings on the date such Loan is made.  The Administrative Agent will make such amounts available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company designated by the Company in the applicable Borrowing Request; provided that ABR Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with subsection (a) of this Section and may (but shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to such Loan.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06.  Interest Elections.

(a)                                  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, at any time prior to the Maturity Date, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one day’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one day Eurodollar Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07.  Termination of Commitments; Reduction of Commitments.

(a)                                  Unless previously terminated, the Commitments shall terminate on the last day of the Availability Period.

(b)                                 The Company may at any time terminate, or from time to time reduce, the aggregate amount of the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Total Exposures of all the Lenders would exceed the total Commitments and (iii) the Company shall satisfy all its obligations under Sections 2.14 and 9.03(d) in respect of such termination or reduction and any concurrent repayment.

(c)                                  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under subsection (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each reduction of the Commitments shall be made ratably among the Lenders based on their respective Commitments.

(d)                                                      (i)                                     The Company may request an increase, which will be effective on any date during the Availability Period specified by the Company, in the aggregate amount of the Commitments by any amount but to an amount not greater than $250,000,000 (any such increase, a “Commitment Increase”) by delivering notice of such proposed Commitment Increase to the Administrative Agent.  The Administrative Agent shall promptly provide a copy of such notice to the Lenders and the Paying Agent.  Each Lender shall, in its sole discretion, determine whether and to what degree to participate in such Commitment Increase and shall give prompt notice of such determination to the Administrative Agent; provided, that failure by any Lender to provide any such notice shall be deemed to be evidence of such Lender’s determination not to participate in such Commitment Increase.  The Administrative Agent, in consultation with the Company, shall allocate increases in the Commitments pursuant to such Commitment Increase among the Lenders that have indicated that they are willing to participate in such Commitment Increase (each such Lender being an “Increasing Lender”).

(ii)                                  Any Commitment Increase shall become effective upon (A) the receipt by the Administrative Agent of (1) an agreement in form and substance satisfactory to the

Administrative Agent signed by the Company and each Increasing Lender, setting forth the new Commitments of such Lender, (2) an agreement in form and substance satisfactory to the Administrative Agent and signed by the Company and each Increasing Lender with respect to fees and such other matters as may be mutually agreed by the parties, and (3) such opinions of counsel for the Company with respect to the Commitment Increase as the Administrative Agent may reasonably request, (B) the funding by each Lender of the Borrowing(s) to be made by each such Lender described in paragraph (iii) below and (C) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Company stating that both before and after giving effect to such Commitment Increase (1) no Event of Default has occurred and is continuing, and (2) all representations and warranties made by the Company in this Agreement are true and correct in all material respects.

(iii)                               Upon the effective date of any Commitment Increase, the Company shall prepay the outstanding Borrowings (if any) in full, and shall simultaneously make new Borrowings hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Borrowings are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase).  Prepayments made under this paragraph (iii) shall not be subject to the notice requirements of Section 2.09.

(iv)                              Notwithstanding any provision contained herein to the contrary, from and after the effective date of any Commitment Increase and the making of any Borrowings on such date pursuant to paragraph (iii) above, all calculations and payments of the Facility Fee and of interest on the Borrowings shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Borrowing made by such Lender during the relevant period of time.

SECTION 2.08.  Repayment of Loans; Evidence of Debt; Obligations Absolute.

(a)                                  The Company hereby unconditionally promises to pay to the Paying Agent for application in accordance with Section 2.15 the outstanding principal amount of (i) each Loan made prior to the last day of the Availability Period, on such last day, and (ii) each Loan made on or after the last day of the Availability Period, on demand.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender to the Company, including the amounts of principal and interest payable and paid to such Lender by the Company from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to subsection (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Company shall prepare, execute and deliver to such Lender a nonnegotiable promissory note substantially in the form attached as Exhibit B (a “Note”) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its permitted registered assigns).

(f)                                      The Company’s obligation to repay the Loans, to reimburse LC Disbursements and to make the other payments provided herein shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of the Letter of Credit or this Agreement, or any term or provision therein, (ii) the existence of any claim, set-off, defense or other right that the Company, or any Affiliate of the Company may have at any time against the beneficiary or any transferee of the Letter of Credit (or any Persons or entities for whom such beneficiary or transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) without limiting Section 2.04(f), any draft, demand certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit, (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (vi) any non-application or misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under the Letter of Credit; (vii) the fact that a Default shall have occurred and be continuing; or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.

SECTION 2.09.  Prepayment of Loans.

(a)                                  The Company shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to prior notice in accordance with subsection (b) of this Section.

(b)                                 The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders and the Paying Agent of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

SECTION 2.10.  Fees.

The Company agrees to pay to the Paying Agent for application in accordance with Section 2.15 a facility fee (the “Facility Fee”), payable in such amounts and at the times specified in the Fee Letter. The Facility Fee shall be paid on the dates due in immediately available funds.  Absent manifest error, once paid, the Facility Fee shall not be refundable under any circumstances.

SECTION 2.11.  Interest.

(a)                                  The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to subsection (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.  Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that because of a change in circumstances affecting the eurodollar market generally the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do as promptly as practicable after becoming aware that such circumstances no longer exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.13.  Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

(i)                                     subjects any Lender or the Issuing Bank to any tax or changes the basis of taxation (including in both cases withholding taxes) with respect to this Agreement, the Notes, the Loans or payments by the Company of principal, interest, Facility Fees or other amounts due from the Company under any Loan Document (except for taxes on the overall net income of such Lender or Issuing Bank, franchise taxes, any branch profits taxes, any U.S. withholding taxes imposed on a foreign Lender at the time such Lender becomes a party to this Agreement, and any taxes attributable to a failure of such Lender to comply with the requirements of Section 9.14 of this Agreement),

(ii)                                  imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender or the Issuing Bank, or

(iii)                               imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender or the Issuing Bank, or (B) otherwise applicable to the obligations of any Lender or the Issuing Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon any Lender or the Issuing Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Loans or the issuance or maintenance of the Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender’s or the Issuing Bank’s capital, taking into consideration such Lender’s or the Issuing Bank’s customary policies with respect to capital adequacy) by an amount which such Lender or the Issuing Bank in its sole discretion deems to be material, such Lender or the Issuing Bank shall from time to time notify the Company and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender or the Issuing Bank to be necessary to compensate such Lender or the Issuing Bank for such increase in cost, reduction of income, additional expense or reduced rate of return.  Such notice shall set forth in reasonable detail the basis for such determination, provided, however, that any such determination shall be conclusive and binding absent manifest error.  Such amount shall be due and payable by the Company to such Lender or the Issuing Bank ten Business Days after such notice is given.

(iv)                              If any Lender or the Issuing Bank receives a refund in respect of any amounts paid by the Company pursuant to this Section 2.13, which refund in good faith judgment of such Lender or the Issuing Bank is allocable to such payment, it shall notify the Company of such refund and repay such refund to the Company net of all out-of-pocket expenses of such Lender or the Issuing Bank, provided, however, that the Company, upon the request of such Lender or the Issuing Bank, agrees to repay the amount paid over to the Company to such Lender or the Issuing Bank in the event such Lender or the Issuing Bank is required to repay such refund.

SECTION 2.14.  Break Funding Payments.

In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (iv)  the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.16(b), then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (A) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (B) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and explaining in reasonable detail the method by which such amount or amounts shall have been determined shall be delivered to the Company and shall be conclusive absent manifest error; provided that no Lender or Issuing Bank shall be required to deliver information pursuant to this Section relating to its business, other than any such information that is available to the Company on a nonconfidential basis prior to the date of such certificate.  The Company shall pay the amount shown as due on any such certificate to the Paying Agent for distribution to the Administrative Agent for the account of such Lender in accordance with Section 2.15 within ten days after receipt of such certificate.

SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                  The Company shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements or of any amounts under Section 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Paying Agent to be credited to the Paying Agent’s Account.  All payments made by the Company to the Paying Agent as provided herein or in any Note shall be deemed received by the Lenders or the Issuing Bank for all purposes as between the Lenders or the Issuing Bank and the Company.  The Administrative Agent shall notify the Paying Agent in advance of each such expected payment. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or Facility Fees to the Administrative Agent or, with respect to payments to be made to the Issuing Bank, the Issuing Bank, and the Administrative Agent or the Issuing Bank (as the case may be) will promptly after any such payment cause to be distributed like funds relating to the payment of principal or interest or Facility Fees (other than amounts payable pursuant to Section 2.04(f), 2.13, 2.14 or 9.03(a), (b) or (c)) (according to the Lenders’ respective Commitments) to the Lenders for the account of their respective lending offices, and like funds relating to the payment of any other amount payable to any Lender to the Administrative Agent, and the Administrative Agent then shall cause like funds to be distributed to such Lender for the account of its applicable lending office, in each case to be applied in accordance with the terms of this Agreement or any Note.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in unreimbursed LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in unreimbursed LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in unreimbursed LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in unreimbursed LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company, Hovnanian or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)                                 The Paying Agent shall have no obligation to make a payment distribution to the Administrative Agent or the Lenders until it has received the required payment from the Company.  Unless the Paying Agent shall have received notice from the Company prior to the date on which any payment is due to the Paying Agent for the account of the Lenders or the Issuing Bank that the Company will not make such payment, the Paying Agent may assume that the Company has made such payment on such date in accordance herewith and may (but shall not be required to), in reliance upon such assumption, distribute to the Administrative Agent, whereupon the Administrative Agent shall distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Paying Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Paying Agent, at the Federal Funds Effective Rate.

(e)                                  If any Lender or the Issuing Bank shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender or the Issuing Bank to satisfy such Lender or the Issuing Bank’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16.  Mitigation Obligations; Replacement of Lenders.

(a)                                  If any Lender requests compensation under Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.13, or if any Lender defaults in its obligation to fund Loans hereunder, or if in connection with any proposed amendment, modification, waiver or consent, the consent of the Required Lenders has been obtained but the consent of a Lender the consent of which is required shall not have been obtained, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Company and Hovnanian, jointly and severally, represent and warrant to the Administrative Agent, each of the Lenders and the Issuing Bank as follows:

SECTION 3.01.  Organization and Qualification.

Each of the Company and Hovnanian is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each other Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.  Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct.  Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

SECTION 3.02.  Subsidiaries.

As of the date hereof, Schedule 1.01 states the name of each of Hovnanian’s Subsidiaries and its jurisdiction of incorporation and designates each such Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary.  Hovnanian and each Loan Party has good and marketable title to all of the Capital Stock in each Subsidiary it purports to own, free and clear in each case of any Lien.

SECTION 3.03.  Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

SECTION 3.04.  Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by the Company and Hovnanian, and each other Loan Document that any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document.  This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party that is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any such Loan Document may be limited by bankruptcy, insolvency, reorganization moratorium or other similar laws affecting the enforceability of creditor’s rights generally or limiting the right of specific performance.

SECTION 3.05.  No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents) that could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

SECTION 3.06.  Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or equity before any Official Body that individually or in the aggregate may result in any Material Adverse Change.  None of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body that may result in any Material Adverse Change.

SECTION 3.07.  Title to Properties.

Each Loan Party has good and marketable title to or a valid leasehold interest in all properties, assets and other rights that it purports to own or lease or that are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances, except Permitted Liens, and subject to the terms and conditions of the applicable leases.  All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

SECTION 3.08.  Financial Statements.

(a)                                  Historical Statements.  The Company has delivered to the Administrative Agent copies of Hovnanian’s audited and consolidated year-end financial statements for and as of the end of the fiscal year ended October 31, 2005 (the “Annual Statements”) and unaudited consolidated quarter-end statements for and as of the end of the fiscal quarters ended January 31, 2006, April 30, 2006 and July 31, 2006 (the “Quarterly Statements”, and, together with the Annual Statements, the “Historical Statements”).  The Historical Statements were compiled from the books and records maintained by Hovnanian’s management, are correct and complete in all material respects and fairly represent (subject, in the case of Quarterly Statements, to year-end adjustments) in all material respects the consolidated financial conditions of Hovnanian and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.  The Historical Statements accurately reflect the liabilities in all material respects of Hovnanian and its Subsidiaries as of the respective dates of the Historical Statements.

(b)                                 Accuracy of Financial Statements.  As of the date hereof, neither Hovnanian nor any Subsidiary of Hovnanian has any liabilities, contingent or otherwise, or forward or long-term commitments that are required by GAAP to be, but are not, disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Hovnanian or any Subsidiary of Hovnanian that may cause a Material Adverse Change.  Except as disclosed in reports filed by the Company or Hovnanian with the SEC prior to the date hereof, since October 31, 2005, no Material Adverse Change has occurred.

SECTION 3.09.  Disclosure.

Each of the reports required to be filed by the Company or Hovnanian under Section 13(a) of the Exchange Act on or prior to the date hereof has been filed and, as of the respective dates thereof and the date hereof, such reports, taken as a whole, did not contain and do not contain an untrue statement of a material fact and did not omit and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

SECTION 3.10.  Margin Stock.

None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose that entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of such Loan Party are or will be represented by margin stock.

SECTION 3.11.  Taxes.

All federal, state, local and other tax returns required to have been filed with respect to the Loan Parties have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are not material or are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party for any period.

SECTION 3.12.  Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party.

SECTION 3.13.  No Defaults; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made under or pursuant to the Loan Documents that constitutes a Default.  None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

SECTION 3.14.  Investment Companies; Regulated Entities.

None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Act of 1940 and shall not become such an “investment company” or under such “control”.  None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money (other than Regulation X of the Board of Governors of the Federal Reserve System).

ARTICLE IV
CONDITIONS

SECTION 4.01.  Conditions to Effective Date.

The obligations of the Lenders to make Loans to the Company and of the Issuing Bank to issue the Letter of Credit for the account of the Company shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 9.02):

(a)                                  The Administrative Agent shall have received at least one executed counterpart of this Agreement from the Company, each Guarantor in existence on the date hereof, each Agent, the Issuing Bank and each Lender, and arrangements satisfactory to the Administrative Agent shall have been made for the delivery of additional executed counterparts, sufficient in number for distribution to the Agents, the Issuing Bank, the Lenders and the Company, together with all Exhibits and Schedules thereto;

(b)                                 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders and dated the Effective Date), counsel to the Loan Parties, in a form reasonably satisfactory to the Administrative Agent;

(c)                                  The Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing of the Company and Hovnanian, the authorization of the Transactions, the incumbency of the persons executing each Loan Document on behalf of each Loan Party, all in form and substance satisfactory to the Administrative Agent;

(d)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming as of the Effective Date, that (i) the representations and warranties of the Company and Hovnanian set forth in Article III of this Agreement are true and correct in all material respects on and as of such date and (ii) no Default has occurred and is continuing; and

(e)                                  The Administrative Agent and each Lender (and its Affiliates) shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

SECTION 4.02.  Condition to Each Credit Event.

The obligation of each Lender to make a Loan to the Company on the occasion of any Borrowing (other than a Borrowing made to reimburse the Issuing Bank for any LC Disbursement as provided in Sections 2.04(d) and (e)), and the obligation of the Issuing Bank to issue, renew, extend or increase the amount of the Letter of Credit, is subject to the satisfaction of the condition that, at the time of and immediately after giving effect to such Credit Event, no Event of Default shall have occurred and be continuing.  Each Credit Event shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the satisfaction of the condition described in this Section.

ARTICLE V
COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and the Letter of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company and Hovnanian (as applicable) covenant and agree with the Lenders and the Issuing Bank that:

SECTION 5.01.  Existence.

Each of Hovnanian and the Company will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of Hovnanian, the Company and each Restricted Subsidiary, provided that Hovnanian and the Company are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Hovnanian and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.05.

SECTION 5.02.  Payment of Taxes and Other Claims.

Hovnanian will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon Hovnanian or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of Hovnanian or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

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SECTION 5.03.  Maintenance of Properties and Insurance.

(a)           Hovnanian will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Hovnanian may be necessary so that the business of Hovnanian and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents Hovnanian or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of Hovnanian, desirable in the conduct of the business of Hovnanian and its Restricted Subsidiaries taken as a whole.

(b)           Hovnanian will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which Hovnanian and its Restricted Subsidiaries are then conducting business.

SECTION 5.04.  Limitations on Liens.

Hovnanian and the Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under this Agreement and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such Indebtedness is no longer secured by a Lien.

SECTION 5.05.  Limitations on Mergers, Consolidations and Sales of Assets.

Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under any Loan Document (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which Hovnanian, the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i)            the Person formed by or surviving such consolidation or merger (if other than the Company, Hovnanian or any other Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”) is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by an agreement in a form reasonably satisfactory to the Administrative Agent all of the obligations of Hovnanian, the Company or such Guarantor, as the case may be, under the applicable Loan Documents, and

(ii)           immediately after giving effect to such transaction, no Default has occurred and is continuing.

The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 6.03 hereof, or (ii) a transaction the purpose of which is to change the state of incorporation of the Company, Hovnanian or any other Guarantor.

SECTION 5.06.  Cash Collateralization.  In the event that on the 90th day prior to the Maturity Date the Letter of Credit remains outstanding, and the stated expiry date of the Letter of Credit is a date later than the Maturity Date, then the Company shall (unless the Company has made other arrangements satisfactory to the Lenders to secure the obligations of the Loan Parties under the Loan Documents) immediately deposit with the Administrative Agent an amount in the cash collateral account (the “Cash Collateral Account”) described below equal to the undrawn amount of the Letter of Credit on such date.  Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties.  The Cash Collateral Account shall be maintained with the Administrative Agent in the name of, and under the sole dominion and control of, the Administrative Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Citibank for deposits equal to the amount deposited by the Company in the Cash Collateral Account, for a term to be determined by the Administrative Agent in its sole discretion.  The Company hereby grants to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders a Lien on, and hereby assigns to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its obligations under the Loan Documents.  If any LC Disbursement is not reimbursed in full immediately upon demand or the principal amount of any Loan is not paid when due, then, in any such event, the Administrative Agent may, and, upon the Company’s request, shall, apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Administrative Agent shall elect, toward the payment in full of any or all of the Company’s obligations under the Loan Documents as and when such obligations shall become due and payable.  Upon payment in full, after the termination of the Letters of Credit and the Commitments, of all such obligations, the Administrative Agent will repay and reassign to the Company any cash then on deposit in the Cash Collateral Account, and the Lien of the Administrative Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

SECTION 5.07.  Reporting Requirements. The Company and Hovnanian shall deliver, and shall cause each other Loan Party, to the extent applicable, to deliver or to cause to be delivered to the Administrative Agent:

(a)           As soon as available and in any event within 55 calendar days after the end of each of the first three fiscal quarters in each fiscal year of Hovnanian, financial statements of Hovnanian, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of Hovnanian as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  The Loan Parties will be deemed to have complied with the delivery requirements of this Section 5.07(a) if within 55 days after the end of Hovnanian’s fiscal quarter, the Company delivers to the Administrative Agent a copy of Hovnanian’s Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section 5.07(a).

(b)           As soon as available and in any event within 90 days after the end of each fiscal year of Hovnanian, financial statements of Hovnanian consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency that would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents or cause or constitute an Event of Default.  The Loan Parties will be deemed to have complied with the delivery requirements of this Section 5.07(b) if within 90 days after the end of Hovnanian’s fiscal year, the Company delivers to the Administrative Agent a copy of Hovnanian’s Annual Report and Form 10-K as filed with the SEC and the financial statements and separately delivers the above-referenced certification of public accountants.

(c)           Promptly after any officer of any Loan Party has learned of the occurrence of a Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer or principal accounting officer of such Loan Party setting forth the details of such Default and the action that such Loan Party proposes to take with respect thereto.

(d)           Promptly upon their becoming available to any Loan Party and not otherwise provided to the Administrative Agent under this Section 5.07: (i) any reports, notices or proxy statements generally distributed by Hovnanian to its stockholders and (ii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Hovnanian with the SEC.

(e)           Such other reports and information as the  Administrative Agent may from time to time reasonably request.

ARTICLE VI
GUARANTEES

SECTION 6.01.  Guarantee.  (a) Each Guarantor hereby unconditionally guarantees (each such guarantee to be referred to herein as a “Guarantee”), jointly and severally with each other Guarantor, (i) the due and punctual payment of the principal of and any premium or interest on the Loans, whether at maturity or on an Interest Payment Date, by acceleration, or otherwise, and interest on the overdue principal of and interest, if any, on the Loans and all other obligations of the Company hereunder and under any other Loan Document, all in accordance with the terms hereof and of the other Loan Documents, and (ii) in cases of any extension of time of payment or renewal of any such Loan or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)           If the Company fails to make any payment when due or any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, if any, to pay the same immediately.  Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Loans, any Loan Document, the absence of any action to enforce the same, any waiver or consent by any Lender, the Issuing Bank or the Administrative Agent with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, notice and all demand whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations guaranteed by such Guarantee in this Article VI.  If the Issuing Bank, the Administrative Agent or any Lender is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor under this Guarantee, then this Article VI, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any obligations guaranteed hereby until payment in full of any obligations of the Company hereunder and under the other Loan Documents.  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Administrative Agent, the Issuing Bank and the Lenders, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article VII hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with any other Guarantor, for the purpose of this Article VI.  In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article VII, the Administrative Agent may make a demand for payment under any Guarantee provided hereunder and not discharged.

(c)           With respect to each Guarantee by a Guarantor, such Guarantor shall be subrogated to all rights of each beneficiary of such Guarantee against the Company in respect of any amounts paid to such beneficiary by such Guarantor pursuant to the provisions of such Guarantee; provided that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all obligations of the Company under the Loan Documents shall have been paid in full and the Letter of Credit shall no longer be outstanding.

SECTION 6.02.  Obligations of Each Guarantor Unconditional; Savings Clause.  (a)Nothing contained in this Article VI or elsewhere in this Agreement is intended to or shall impair, as between a Guarantor and the beneficiaries of such Guarantor’s Guarantee, the obligations of such Guarantor, which are absolute and unconditional, to pay to such beneficiaries the principal of and interest on the Loans and all other amounts payable by the Company under each Loan Document as and when the same shall become due and payable in accordance with the provisions thereof or is intended to or shall affect the relative rights of such beneficiaries and creditors of such Guarantor, nor shall anything herein or therein prevent the Administrative Agent or such beneficiary from exercising all remedies otherwise permitted by applicable law upon the occurrence and during the continuation of an Event of Default in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

(b)           Upon any distribution of assets of a Guarantor, the Administrative Agent and the other beneficiaries of this Guarantee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Administrative Agent or to such beneficiaries, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

(c)           Notwithstanding anything to the contrary in this Article, each Guarantor, the Administrative Agent, the Issuing Bank and each Lender hereby confirm that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of Bankruptcy Law or any comparable provision of state law.  To the effectuate that intention, the Administrative Agent, the Issuing Bank, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of Bankruptcy Law or any comparable provision of state law.

SECTION 6.03.  Release of a Guarantor.  (a)  If all or substantially all of the assets of any Guarantor other than Hovnanian or all of the Capital Stock of any Guarantor other than Hovnanian is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by Hovnanian or any of its Subsidiaries, or, unless Hovnanian elects otherwise, if any Guarantor other than Hovnanian is designated an Unrestricted Subsidiary in accordance with the terms of this Agreement, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Guarantee without any further action on the part of the Administrative Agent, the Issuing Bank or any Lender.

(b)           Upon the release of the guarantee by a Guarantor other than Hovnanian under all then outstanding Applicable Debt, the Guarantee of such Guarantor under this Agreement will be released and discharged, and no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor. In the event that any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed), then any such released Guarantor and any other Restricted Subsidiary of Hovnanian then existing (other than the Restricted Subsidiaries excluded from the definition of “Guarantor”) will Guarantee the obligations of the Company under the Loan Documents on the terms and conditions set forth in this Article VI. For purposes of this clause (b), Applicable Debt secured by a Lien on such Restricted Subsidiary’s Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

(c)           An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from Hovnanian to the Administrative Agent to such effect, without any further action required on the part of the Administrative Agent, the Issuing Bank or any Lender.

SECTION 6.04.  Joinder of Additional Guarantors.  The Company and Hovnanian will cause each Restricted Subsidiary that is formed or acquired or otherwise comes into existence after the date hereof to become a Guarantor by executing and delivering to the Administrative a Guarantee Joinder Agreement, together with, upon the reasonable request of the Administrative Agent, an opinion of counsel to such Restricted Subsidiary reasonably satisfactory to the Administrative Agent.  In addition, the Company and Hovnanian may cause any Subsidiary of Hovnanian that is not required by the terms of this Agreement to become a Guarantor to become a Guarantor by executing and delivering to the Administrative a Guarantee Joinder Agreement.

ARTICLE VII
Events of Default

If any of the following events (“Events of Default”) shall occur:

(i)            the failure by any Loan Party to pay interest on any Loan or any fee or any other amount (other than amounts described in clause (ii) below) payable under any Loan Document when the same becomes due and payable and the continuance of any such failure for a period of three Business Days;

(ii)           the failure by any Loan Party to pay the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)          the failure by any Loan Party to comply with any of its agreements or covenants in, or provisions of any Loan Document and such failure continues for a period of 30 days after written notice thereof from the Administrative Agent to the Company

(except in the case of a default under Section 5.05 or 5.06 hereof, which will constitute Events of Default without notice or the passage of time);

(iv)          the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of any Loan Party that has an outstanding principal amount of $25,000,000 or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(v)           the failure by any Loan Party to make any principal or interest payment in an amount of $25,000,000 or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of such Loan Party within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(vi)          a final judgment or judgments that exceed $25,000,000 or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against any Loan Party and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii)         Hovnanian, the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case,
(B)           consents to the entry of an order for relief against it in an involuntary case,
(C)           consents to the appointment of a custodian of it or for all or substantially all of its property, or
(D)          makes a general assignment for the benefit of creditors;

(viii)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against Hovnanian, the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,
(B)           appoints a custodian of Hovnanian, the Company or any Restricted Subsidiary that is a Significant Subsidiary or a custodian for all or substantially all of the property of Hovnanian or any Restricted Subsidiary that is a Significant Subsidiary, or
(C)           orders the liquidation of Hovnanian, the Company or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(ix)           any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Agreement) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Agreement); or

(x)            any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;

then, and in every such event (other than an event with respect to the Company described in clause (vii) of this Article), and at any time thereafter during the continuance of such event, the Paying Agent (in the case of an Event of Default described in clause (i) or (ii) above) shall promptly provide notice of such Event of Default to the Administrative Agent, and the Administrative Agent, upon receipt of such notice from the Paying Agent, and in the case of any other Event of Default, shall, at the request of the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (A) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (B) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (vii) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
The ADMINISTRATIVE AGENT AND THE PAYING AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Paying Agent as its agent and authorizes the Administrative Agent and the Paying Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Paying Agent, as applicable, by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as the Administrative Agent or the Paying Agent hereunder shall have the same rights and powers in its capacity as a Lender or the Issuing Bank as any other Lender and may exercise the same as though it were not the Administrative Agent or the Paying Agent, as applicable, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries thereof or other Affiliate thereof as if it were not the Administrative Agent or the Paying Agent, as applicable, hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth for such Agent herein.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth herein, neither Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) to the extent required by Section 9.02 or in the absence of its own gross negligence or willful misconduct.  Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent.  The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding subsections shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of an appropriate successor Agent as provided in this subsection, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld or delayed), to appoint a successor, which must be a bank or trust company with an office in New York, New York, or an Affiliate of any such bank.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and in consultation with the Company, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Company to a successor Agent shall be the same as those, if any, payable to its predecessor unless otherwise agreed between the Company and such successor.  After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX
Miscellaneous

SECTION 9.01.  Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to the Company, to 110 West Front Street, Red Bank, New Jersey, 07701, Telecopy:  (732) 747-6835, E-mail: khake@khov.com, Attention: Kevin Hake, Senior Vice President of Finance and Treasurer;

(b)           if to the Administrative Agent, to Two Penns Way, Suite 110, New Castle, Delaware 19720, Telecopy: (212) 994-0847, Email: patricia.d.stewart@citigroup.com, Attention: Patricia D. Stewart.

(c)           if to the Paying Agent, to 4 New York Plaza, New York, NY 10004-2413, Attention: Global Structured Finance, Telecopy: (212) 623-8251, Email: joseph.g.powell@bankofny.com;

(d)           if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire (a copy of which the Administrative Agent shall provide to the Company, unless such notice or communication was delivered by the Company); and

(e)           if to the Issuing Bank, to Two Penns Way, Suite 110, New Castle, Delaware 19720, Telecopy: (212) 994-0847, Email: patricia.d.stewart@citigroup.com, Attention: Patricia D. Stewart.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.  Waivers; Amendments.

(a)           No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby and the Issuing Bank, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or any other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent and (B) no amendment, modification or waiver of this Agreement or any provision hereof that would alter the rights or duties of the Issuing Bank hereunder shall be effective without the written consent of the Issuing Bank.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

(a)           The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for each Agent, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by each Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for each Agent, the Issuing Bank and the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder and the Letter of Credit, including in connection with any workout, restructuring or negotiations in respect thereof; provided, however that the Company agrees to pay the reasonable fees, charges and disbursements of separate counsel of each Agent, the Issuing Bank or any Lender if the counsel chosen to represent such party would present such counsel with a conflict of interest.

(b)           The Company agrees to indemnify each Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the representation or warranty set forth in Section 3.09 of this Agreement being incorrect in any material respect when made or deemed made under this Agreement, (iii) any Loan or the Letter of Credit or the use of the proceeds thereof (including any refusal by the Issuing Bank to honor a demand for payment under the Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Affiliates or from a breach of this Agreement by such Indemnitee.

(c)           To the extent that the Company fails to pay any amount required to be paid by it to each Agent or the Issuing Bank under subsection (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d)           The Company acknowledges and agrees that Citibank, CUSA and their respective affiliates (each, an “indemnified party”) may enter into certain transactions in order to mitigate credit risk arising out of the financing contemplated by this Agreement.  The Company agrees to indemnify each indemnified party against, in each case subject to and in accordance with the Fee Letter, losses, costs or expenses that such indemnified party may sustain or incur as a consequence of (i) any reduction or termination of the Commitments prior to the Maturity Date, (ii) the assignment of any Indemnified Party’s Commitment or Total Exposure as a result of a request by the Company pursuant to Section 2.16 or (iii) the occurrence of any successor event (as defined below), including without limitation any such losses, costs or expenses sustained or incurred as a consequence of any event described in clause (i), (ii) or (iii) above in connection with (A) the termination or adjustment of, or (B) designation of a “Successor” (as defined in the 2003 ISDA Credit Derivatives Definitions) to the Company or Hovnanian under, or (C) any other modification to, any such transaction entered into by an indemnified party in order to mitigate credit risk arising out of the financing contemplated by this Agreement.  For purposes of this Section 9.03(d), “successor event” shall mean any event, such as a merger, consolidation, amalgamation, transfer of assets or liabilities, demerger, spin-off or other similar event, whereby another entity shall succeed to the obligations of the Company or Hovnanian, whether by operation of law or pursuant to any agreement.

(e)           To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan, the Letter of Credit or the use of the proceeds thereof.

(f)            All amounts due under this Section shall be payable promptly after written demand therefore accompanied by the appropriate invoice or other detail supporting such amount.

SECTION 9.04.  Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants and the Related Parties of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and participations in LC Disbursements at the time owing to it); provided that (i) each of the Company (except that (A) in the case of an assignment to a Lender or an Affiliate of a Lender or (B) upon the occurrence and during the continuance of an Event of Default or an “Event of Default” under, and as defined in, the Reimbursement Agreement (without regard to the proviso at the end of Section 14 of the Reimbursement Agreement), the consent of the Company shall not be required), the Administrative Agent and in the case of any assignment of a Commitment, the Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent or unless an Event of Default shall have occurred and be continuing, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of an assignment by a Lender to one of its Affiliates or an assignment as a result of any of the events contemplated by Section 2.17) with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Paying Agent an Administrative Questionnaire.  Upon acceptance and recording pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

(c)           The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company, each Agent, the Lenders and the Issuing Bank may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, the Issuing Bank, the Paying Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(e)           Any Lender may, without the consent of any of the Company, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to subsection (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

(f)            A Participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participations sold to such Participant, unless the sale of the participations to such Participant is made with the Company’s prior written consent.

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.

All covenants, agreements, representations and warranties made by the Company and Hovnanian herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  USA Patriot Act.

Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with its requirements.

SECTION 9.07.  Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Fee Letter and any other separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.08.  Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09.  Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the past-due obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such

Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Any Lender exercising any of its rights pursuant to this Section shall provide notice of the same to the Company promptly after exercising the same; provided, however, the failure to give such notice shall not effect the validity of such setoff.

SECTION 9.10.  Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c)           Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each Loan Party and each other party to this Agreement irrevocably consent to service of process in the manner provided for notices to it in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11.  WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12.  Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.  Confidentiality.

Each of the Administrative Agent, the Paying Agent and the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) on a “need to know” basis solely in connection with the Transactions, (b) to the extent requested by any regulatory authority, provided, however, that, to the extent legally permitted, the Company is promptly notified in order that it may seek a protective order or take other appropriate action, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent reasonably required or reasonably deemed advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivatives transaction relating to the Company, Hovnanian, any Subsidiary of Hovnanian and the obligations hereunder, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Paying Agent, any Lender or the Issuing Bank on a nonconfidential basis from a source other than the Company.  For the purposes of this Section, “Information” means all information received from the Company in connection with this Agreement relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Company.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.  Tax Withholding Clause.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Company and the Administrative Agent two duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (the “Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code.  Such delivery may be made by electronic transmission as described in §1.1441-1(e)(4)(iv) of the Regulations if the Administrative Agent establishes an electronic delivery system.  The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.  Each Lender, assignee or participant required to deliver to the Company and the Administrative Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:  (A) each Lender that is a party hereto on the date hereof shall deliver such valid Withholding Certificate at least five Business Days prior to the first date on which any interest or fees are payable by the Company hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five Business Days before such date, in which case it shall be due on the date specified by the Administrative Agent).  Each Lender, assignee or participant that so delivers a valid Withholding Certificate further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent.  Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, United States withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations.  Further, the Administrative Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

K. HOVNANIAN ENTERPRISES, INC.

By
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By
Name:
Title:

ARROW PROPERTIES, INC.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOV INTERNATIONAL, INC.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT BERNARDS IV, INC.

K. HOVNANIAN AT BRANCHBURG III, INC.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER VI, INC.

K. HOVNANIAN AT BURLINGTON III, INC.

K. HOVNANIAN AT BURLINGTON, INC.

K. HOVNANIAN AT CALABRIA, INC.

K. HOVNANIAN AT CARMEL DEL MAR, INC.

K. HOVNANIAN AT CASTILE, INC.

K. HOVNANIAN AT CHAPARRAL, INC.

K. HOVNANIAN AT CLARKSTOWN, INC.

K. HOVNANIAN AT CRESTLINE, INC.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST WHITELAND I, INC.

K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HACKETTSTOWN, INC.

K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.

K. HOVNANIAN AT HOPEWELL IV, INC.

K. HOVNANIAN AT HOPEWELL VI, INC.

K. HOVNANIAN AT HOWELL TOWNSHIP, INC.

K. HOVNANIAN AT KINGS GRANT I, INC.

K. HOVNANIAN AT KLOCKNER FARMS, INC.

K. HOVNANIAN AT LA TERRAZA, INC.

K. HOVNANIAN AT LAKEWOOD, INC.

K. HOVNANIAN AT LOWER SAUCON, INC.

K. HOVNANIAN AT MAHWAH II, INC.

K. HOVNANIAN AT MAHWAH V, INC.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MAHWAH VII, INC.

K. HOVNANIAN AT MANALAPAN, INC.

K. HOVNANIAN AT MARLBORO II, INC.

K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.

K. HOVNANIAN AT METRO DC SOUTH, INC.

K. HOVNANIAN AT MONTCLAIR NJ, INC.

K. HOVNANIAN AT MONTGOMERY I, INC.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHLAKE, INC.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC.

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT PERKIOMEN I, INC.

K. HOVNANIAN AT PERKIOMEN II, INC.

K. HOVNANIAN AT PLAINSBORO III, INC.

K. HOVNANIAN AT PRINCETON, INC.

K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.

K. HOVNANIAN AT RESERVOIR RIDGE, INC.

K. HOVNANIAN AT SAN SEVAINE, INC.

K. HOVNANIAN AT SARATOGA, INC.

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SCOTCH PLAINS II, INC.

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.

K. HOVNANIAN AT STONE CANYON, INC.

K. HOVNANIAN AT STONY POINT, INC.

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT TANNERY HILL, INC.

K. HOVNANIAN AT THE BLUFF, INC.

K. HOVNANIAN AT THE CEDARS, INC.

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TIERRASANTA, INC.

K. HOVNANIAN AT TROVATA, INC.

K. HOVNANIAN AT TUXEDO, INC.

K. HOVNANIAN AT UNION TOWNSHIP I, INC.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT VAIL RANCH, INC.

K. HOVNANIAN AT WALL TOWNSHIP VI, INC.

K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.

K. HOVNANIAN AT WASHINGTONVILLE, INC.

K. HOVNANIAN AT WAYNE III, INC.

K. HOVNANIAN AT WAYNE V, INC.

K. HOVNANIAN AT WILDROSE, INC.

K. HOVNANIAN COMPANIES NORTHEAST, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN CONSTRUCTION II, INC.

K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF CONNECTICUT, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EQUITIES, INC.

K. HOVNANIAN FORECAST HOMES, INC.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC.

K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.

K. HOVNANIAN PROPERTIES OF WALL, INC.

KHC ACQUISITION, INC.

LANDARAMA, INC.

M&M AT LONG BRANCH, INC.

MATZEL & MUMFORD OF DELAWARE, INC.

MCNJ, INC.

PINE BROOK COMPANY, INC.

REFLECTIONS OF YOU INTERIORS, INC.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

THE MATZEL & MUMFORD ORGANIZATION, INC.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES OF TENNESSEE, INC.

WESTMINSTER HOMES, INC.

WH LAND I, INC.

WH PROPERTIES, INC.

By:
Name:
Title:

K. HOVNANIAN HOMES OF D.C., L.L.C.

By:	K. Hovnanian Developments of D.C., Inc., as the sole member of the foregoing limited liability company

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOVNANIAN AT KING FARM, L.L.C.

K. HOVNANIAN AT RODERUCK. L.L.C.

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C.

K. HOVNANIAN HOMES AT BAYVIEW, L.L.C.

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

RIDGEMORE UTILITY, L.L.C.

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WESTMINSTER HOMES OF ALABAMA, L.L.C.

WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.

WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, L.L.C.

By:	K. Hovnanian Developments of Maryland, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

ALFORD, L.L.C.

DULLES COPPERMINE, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.

K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN COMPANIES OF METRO WASHINGTON, L.L.C.

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, L.L.C.

K. HOVNANIAN FRANCUSCUS HOMES, L.L.C.

K. HOVNANIAN HOMES AT BANYON COVE, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C.

K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C.

K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.

K. HOVNANIAN HOMES AT THE EASTON, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

By:	K. Hovnanian Developments of Virginia, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.

K. HOVNANIAN AT ABERDEEN URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BARNEGAT III, L.L.C.

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BERNARDS V, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C

K. HOVNANIAN AT CAMDEN I, L.L.C.

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CHESTERFIELD II, L.L.C.

K. HOVNANIAN AT CLIFTON II, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT CURRIES WOODS, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOVER, L.L.C.

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C

K. HOVNANIAN AT HAZLET, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LINWOOD, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR  TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.

K. HOVNANIAN AT LONG BRANCH I, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MAPLE AVENUE I, L.L.C.

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MIDDLETOWN, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MILLVILLE III, L.L.C.

K. HOVNANIAN AT MONROE III, L.L.C.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.

K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT NORTH BERGEN, L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PRINCETON LANDING, L.L.C.

K. HOVNANIAN AT PRINCETON NJ, L.L.C.

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT READINGTON II, L.L.C.

K. HOVNANIAN AT RED BANK, L.L.C.

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SMITHVILLE III, L.L.C.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT SPARTA, L.L.C.

K. HOVNANIAN AT SPRINCO, L.L.C.

K. HOVNANIAN AT SPRINGFIELD, L.L.C.

K. HOVNANIAN AT TEANECK, L.L.C.

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT TRENTON, L.L.C.

K. HOVNANIAN AT TRENTON URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT WANAQUE, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WAYNE VIII, L.L.C.

K. HOVNANIAN AT WEST FRONT STREET, L.L.C.

K. HOVNANIAN AT WEST MILFORD, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN CLASSICS CIP, L.L.C.

K. HOVNANIAN INVESTMENTS, L.L.C.

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.LC.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN T&C INVESTMENT, L.L.C.

K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.

NORTHEAST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

TERRAPIN REALTY, L.L.C.

KHIP, L.L.C.

By:	K. Hovnanian Holdings NJ, L.L.C., as the sole
member of each of the foregoing limited liability companies.

	By:	K. Hovnanian Developments of New Jersey, Inc., as member

By:
Name:
Title:

AND

	By:	K. Hovnanian Developments of New Jersey II, Inc., as member

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.

K. HOVNANIAN AT 3 CHAPMAN, L.L.C.

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT 4S, L.L.C.

K. HOVNANIAN AT ACQUA VISTA, L.L.C.

K. HOVNANIAN AT ALISO, L.L.C.

K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BELLA LAGO, L.L.C.

K. HOVNANIAN AT BRIDLEWOOD, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, L.L.C.

K. HOVNANIAN AT EASTLAKE, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT HIGHWATER, L.L.C.

K. HOVNANIAN AT LA COSTA, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C.

K. HOVNANIAN AT LAKE HILLS, L.L.C.

K. HOVNANIAN AT LITTLE TOKYO, L.L.C.

K. HOVNANIAN AT MENIFEE, L.L.C.

K. HOVNANIAN AT MOCKINGBIRD CANYON, L.L.C.

K. HOVNANIAN AT MOSAIC, L.L.C.

K. HOVNANIAN AT OLDE ORCHARD, L.L.C.

K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.

K. HOVNANIAN AT PACIFICA SAN JUAN, L.L.C.

K. HOVNANIAN AT PARK LANE, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C.

K. HOVNANIAN AT RIVERBEND, L.L.C.

K. HOVNANIAN AT ROSEMARY LATANA, L.L.C.

K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SKYE ISLE, L.L.C.

K. HOVNANIAN AT SUNSETS, L.L.C.

K. HOVNANIAN AT THE CROSBY, L.L.C.

K. HOVNANIAN AT THE GABLES, L.L.C.

K. HOVNANIAN AT THE PRESERVE, L.L.C.

K. HOVNANIAN AT THOMPSON RANCH, L.L.C.

K. HOVNANIAN AT TOWNGATE, L.L.C.

K. HOVNANIAN AT TRAIL RIDGE, L.L.C.

K. HOVNANIAN AT WINCHESTER, L.L.C.

K. HOVNANIAN INTERNATIONAL, L.L.C.

K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT MENIFEE VALLEY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS, L.L.C.

By:	K. Hovnanian Developments of California, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN HOLDINGS NJ, L.L.C.

By:	K. Hovnanian Developments of New Jersey, Inc., as member of the foregoing limited liability company.

By:
Name:
Title:

AND

By:	K. Hovnanian Developments of New Jersey II, Inc., as member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT NORTHAMPTON. L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT WEST BRADFORD, L.L.C.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

By:	K. Hovnanian Companies of Pennsylvania, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN FCS, L.L.C.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN STANDING ENTITY, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN WINDWARD HOMES, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

By:	Hovnanian Developments of Florida, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN COMPANIES, LLC

By:	K. Hovnanian Enterprises, Inc., as member of the foregoing limited liability company.

By:
Name:
Title:

AND

By:	K. Hovnanian Developments of New Jersey II, Inc., as member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

By:	K. Hovnanian at Perkiomen II, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.

By:	K. Hovnanian Developments of South Carolina, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.

K. HOVNANIAN GREAT WESTERN HOMES, L.L.C.

By:	K. Hovnanian Developments of Arizona, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

K. HOVNANIAN AT RIDGESTONE, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN T&C HOMES OF MINNESOTA, L.L.C.

By:	K. Hovnanian Developments of Minnesota, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

By:	K. Hovnanian Developments of Ohio, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HUNTFIELD, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

By:	K. Hovnanian Developments of West Virginia, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.

By:	K. Hovnanian Developments of Michigan, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

KINGS COURT AT MONTGOMERY, L.L.C.

M&M AT CHESTERFIELD, L.L.C.

M&M AT APPLE RIDGE, L.L.C.

M&M AT BROOKHILL, L.L.C.

M&M AT EAST MILL, L.L.C.

M&M AT HERITAGE WOODS, L.L.C.

M&M AT MORRISTOWN, L.L.C.

M&M AT SHERIDAN, L.L.C.

M&M AT SPARTA, L.L.C.

M&M AT SPINNAKER POINTE, L.L.C.

M&M AT SPRUCE HOLLOW, L.L.C.

M&M AT SPRUCE MEADOWS, L.L.C.

M&M AT SPRUCE RUN, L.L.C.

M&M AT THE HIGHLANDS, L.L.C.

MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT FREEHOLD, L.L.C.

MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.

MATZEL & MUMFORD AT MONTGOMERY, L.L.C.

MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.

MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.

MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.

THE LANDINGS AT SPINNAKER POINTE, L.L.C.

MATZEL & MUMFORD OF DELAWARE, L,L.C.

By:	The Matzel & Mumford Organization, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

M&M AT EAST RUTHERFORD, L.L.C.

M&M AT KENSINGTON WOODS, L.L.C.

M&M AT ROBERT MORRIS, L.L.C.

M&M AT TAMARACK HOLLOW, L.L.C.

M&M AT THE CHATEAU, L.LC.

M&M AT WEST ORANGE, L.L.C.

M&M AT WESTPORT, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MMIP, L.L.C.

By:	M&M Investments, L.P., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE. L.L.C.

K. HOVNANIAN HOMES AT PRIMERA, L.L.C.

PADDOCKS, L.L.C.

PINE AYR, L.L.C.

By:	K. Hovnanian Homes of Maryland, L.L.C., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.

By:	Goodman Family of Builders, L.P., as the sole member of the foregoing limited liability company.

	By:	K. Hovnanian Developments of Florida, as general partner of the foregoing limited partnership.

By:
Name:
Title:

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT YONKERS I, L.L.C.

K. HOVNANIAN AT YONKERS II, L.L.C.

K. HOVNANIAN AT YONKERS III, L.L.C.

By:	K. Hovnanian at Northern Westchester, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT, L.L.C.

By:	K. Hovnanian Developments of Virginia, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

K. HOVNANIAN DELAWARE ACQUISITIONS, L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

By:	K. Hovnanian Developments of Delaware, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN AT MENIFEE VALLEY CONDOMINIUMS, L.L.C.

By:	K. Hovnanian’s Four Seasons At Menifee Valley, L.L.C.

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.

By:	K. Hovnanian Developments of North Carolina, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN HOMES OF INDIANA, L.L.C.

By:	K. Hovnanian Developments of Indiana, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN CONNECTICUT ACQUISITIONS, L.L.C.

By:	K. Hovnanian Developments of Connecticut, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN VENTURE I, L.L.C.

By:	K. Hovnanian at Raritan I, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

By:	K. Hovnanian Developments of Illinois, Inc., as the sole member of the foregoing limited liability company.

By:
Name:
Title:

HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C

HOVNANIAN CRAFTBUILT HOMES OF GEORGIA, L.L.C.

By:	K. Hovnanian Developments of Georgia, Inc., as the sole member of each of the foregoing limited liability companies.

By:
Name:
Title:

HLIG INVESTMENT I, L.L.C.

By:	MSHOV Holding Company, L.L.C., as sole member of the foregoing limited liability company.

By:
Name:
Title:

By: K. Hovnanian Holdings NJ, L.L.C., as the sole member of the foregoing limited liability company.

	By:	K. Hovnanian Developments of New Jersey, Inc., as member

By:
Name:
Title:

AND

By:	K. Hovnanian Developments of New Jersey II, Inc., as member

By:
Name:
Title:

GOODMAN FAMILY OF BUILDERS, L.P.

By:	K. Hovnanian Developments of Florida, Inc. as general partner of the foregoing limited partnership.

By:
Name:
Title:

By:	K. Hovnanian Developments of Texas, Inc. as general partner of the foregoing limited partnership.

By:
Name:
Title:

K. HOVNANIAN OF HOUSTON II, L.P.

K. HOVNANIAN OF HOUSTON, L.P.

By:	K. Hovnanian Developments of California, Inc., as general partner of each of the foregoing limited partnerships.

By:
Name:
Title:

By:	K. Hovnanian Developments of Texas, Inc. as limited partner of the foregoing limited partnership

By:
Name:
Title:

M&M INVESTMENTS, L.P.

By:	K. Hovnanian Holdings NJ, L.L.C., as general partner of the foregoing limited partnership.

By:
Name:
Title:

CITICORP USA, INC.,
individually, as Administrative Agent, as Issuing Bank and as Lender

By
Name:
Title:

THE BANK OF NEW YORK,
not in its individual capacity,
but solely as Paying Agent

By
Name:
Title:

EXHIBIT A
to Credit Agreement

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any letters of credit included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[an Affiliate of [Lender]]

3.	Company:	K. HOVNANIAN ENTERPRISES, INC.

4.	Administrative Agent:	CITICORP USA, INC., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement, dated as of October 11, 2006, among K. HOVNANIAN ENTERPRISES, INC., HOVNANIAN ENTERPRISES, INC., certain other guarantors named therein, the Lenders party thereto, CITICORP USA, INC., as Administrative Agent, and the other agents and the issuing bank parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans/LC Exposure for all Lenders	Amount of Commitment/Loans/ LC Exposure Assigned	Percentage Assigned of Commitment/ Loans/LC Exposure(1)
$	$	%

Effective Date:                                      , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(1)           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/LC Exposure of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By
Name:
Title:

Consented to and accepted:

CITICORP USA, INC.,
as Administrative Agent

By
Name:
Title:

CITICORP USA, INC.,
as Issuing Bank

By
Name:
Title:

[Consented to:](2)

K. HOVNANIAN ENTERPRISES, INC.

By
Name:
Title:

(2)                                  The Company’s consent will not be required if an Event of Default has occurred and is continuing or the assignment is to an Affiliate of the Assignor.

ANNEX I

K. HOVNANIAN ENTERPRISES, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1.         Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iii) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.07 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender organized under the laws of a jurisdiction outside the United States, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
to Credit Agreement

FORM OF NOTE

$,	,

FOR VALUE RECEIVED, the undersigned, K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Company”), unconditionally promises to pay to the order of                                                  (the “Lender”) the principal sum of                                            DOLLARS ($                  ) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to the Credit Agreement, dated as of October 11, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, Hovnanian Enterprises, Inc., certain other guarantors parties thereto, the financial institutions (including the Lender) from time to time parties thereto, Citicorp USA, Inc., as the Administrative Agent, and each of the other agents and the issuing bank party thereto, on such dates and in such amounts as are set forth in the Credit Agreement.  The amounts payable under the Credit Agreement  may be reduced only in accordance with the terms of the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Paying Agent.

This Note is one of the Notes referred to in, and evidences the Loans made by the Lender under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or shall automatically become immediately due and payable.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

K. HOVNANIAN ENTERPRISES, INC.

By
Name:
Title:

B-1

LOAN AND PRINCIPAL PAYMENTS

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

B-2

EXHIBIT C
to Credit Agreement

[Letterhead of Company]

FORM OF
NOTICE OF LC REQUEST

Certificate Date:                ,

Citicorp USA, Inc.,
as the Issuing Bank
Facsimile:
Attention:

Citicorp USA, Inc.,
as the Administrative Agent
Facsimile:
Attention:

Re:          K. HOVNANIAN ENTERPRISES, INC. — NOTICE OF LC REQUEST

Ladies and Gentlemen:

This Notice of LC Request is delivered to Citicorp USA, Inc., as the issuing bank (the “Issuing Bank”), pursuant to Section 2.04(b) of the Credit Agreement, dated as of October 11, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Company”), Hovnanian Enterprises, Inc., certain other guarantors parties thereto, the financial institutions from time to time parties thereto as lenders (the “Lenders”), the Issuing Bank, and Citicorp USA, Inc., as the Administrative Agent.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

1.             [We request that the Letter of Credit (the “Letter of Credit”) be issued as provided herein.  The amount of the Letter of Credit is $125,000,000.  After giving effect to the issuance of the Letter of Credit, the Total Exposures of all Lenders do not exceed the aggregate Commitments.] [We request that the [identify Letter of Credit] (the “Letter of Credit”) be [amended] [renewed] [extended] as provided herein.  After giving effect to the [amendment] [renewal] [extension] of the Letter of Credit, the Total Exposures of all Lenders do not exceed the aggregate Commitments.]

2.             The proposed date of the requested [issuance] [amendment] [renewal] [extension] of the Letter of Credit is                          ,          (which is a Business Day).

3.             The expiration date of the Letter of Credit is                             ,             .(1)

(1)           Insert date which is at or prior to                                             ..

C-1

4.             [Company to add any other description necessary to prepare, amend, renew or extend the Letter of Credit (including amount of Letter of Credit, beneficiary thereof, drawing conditions, etc.).]

The undersigned Financial Officer of the Company certifies that each of the conditions precedent to the proposed issuance set forth in Section 4.02 of the Credit Agreement has been satisfied.

The Company has caused this Notice of LC Request to be executed and delivered by a Financial Officer of the Company this        day of                     ,           .

K. HOVNANIAN ENTERPRISES, INC.

By
Name:
Title:

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EXHIBIT D
to Credit Agreement

FORM OF STANDBY LETTER OF CREDIT

Date:               , 200

Beneficiary:

Citibank, N.A.
c/o Citicorp North America, Inc.
3800 Citibank Center
Building B 3rd Floor
Tampa, FL 33610

Letter of Credit No. [•]

Gentlemen:

By order of K. HOVNANIAN ENTERPRISES, INC. (the “Company”), we hereby open our irrevocable Standby Letter of Credit No. [•] (this “Credit”), in your favor for an amount of USD [•] and No Cents ([•] U.S. Dollars and 00/100), which may adjust from time to time as provided in the next paragraph, effective immediately and expiring at our office located at 399 Park Avenue, New York, NY 10022-4614 (the “Office”) on September 20, 2011.

This Credit has been issued in your favor as security in support of the letters of credit already issued by you or to be issued by you on or after the date hereof in the amounts notified to us by you or to be issued by you from time to time hereafter for the account of the Company pursuant to the Agreement for Letter of Credit, dated as of October 11, 2006, between the Company and you (the “Reimbursement Agreement”) and any other written agreement between the Company and you regarding the issuance of letters of credit for the account of the Company that specifies that such letters of credit are to be considered Citibank LCs, as hereinafter defined (such letters of credit being hereinafter referred to collectively as the “Citibank LCs”).  The amount outstanding under this Credit may adjust from time to time, without amendment, to account for (i) drawings hereunder that we have honored (in the amount of such drawing), (ii) cancellation, increase, reduction or expiration of Citibank LCs, upon receipt by us of your notice describing such cancellation, increase, reduction or expiration (in the amount of the available amount of the Citibank LCs that have been cancelled or expired or in the amount of such reduction, as applicable), and (iii) issuance by you from time to time after the date hereof of any Citibank LC (in the amount of the available amount of such Citibank LC), subject in the case of any increase described in clause (ii) or any issuance described in clause (iii), to confirmation by us prior to such increase or issuance of the available amount hereunder.  In no event shall the amount available hereunder exceed $125,000,000.

Funds hereunder are available to you against your sending to us by courier or facsimile either of the following written certifications:

“We hereby demand payment in the amount of USD                        because, in connection with our Irrevocable Standby Letter of Credit No.                                    (the “Credit”), the beneficiary has drawn a draft under the Credit (the “Draft”), we did not receive payment when due for the amount of such Draft.”

“We hereby demand payment in the amount of USD (which amount does not exceed the aggregate outstanding undrawn amounts under the letters of credit issued under the Agreement for Letter of Credit, dated as of October 11, 2006, as amended, between K. Hovnanian Enterprises, Inc. and Citibank, N.A.” (the “Reimbursement Agreement”) because there has been an Event of Default (without regard to the proviso at the end of Section 15 of the Reimbursement Agreement) under the Reimbursement Agreement.

Any number of multiple draws are permitted from time to time.

Presentation of drawing document(s) may also be made by fax transmission to (212) 994-0847, or such other fax number identified by Citicorp USA, Inc. in a written notice to you.  To the extent a presentation is made by fax transmission, you must provide telephone notification thereof to Citicorp USA, Inc. ([(302) 894-6035, Patricia D. Stewart]), prior to or simultaneously with the sending of such fax transmission, provided, however, that Citicorp USA, Inc.’s receipt of such telephone notice shall not be a condition to payment hereunder.

We hereby agree to honor your drawing documents as specified above, if presented in compliance with the terms and conditions of this Standby Letter of Credit.

Should you have occasion to communicate with us regarding this Standby Letter of Credit, please direct your correspondence to our Office, making specific mention of the Letter of Credit number indicated above.

[Remainder of page left intentionally blank.]

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Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce, Publication No. 590, and as to matters not addressed by the ISP98, shall be governed by and construed in accordance with the laws of the State of New York and applicable U.S. Federal Law.

CITICORP USA, INC.

AUTHORIZED SIGNATURE

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Schedule 2.01
Commitments

Lender	Commitment
Citicorp USA, Inc.	$125,000,000

Total	$125,000,000

EXHIBIT E
to Credit Agreement

FORM OF GUARANTEE JOINDER AGREEMENT

This GUARANTEE JOINDER AGREEMENT is made [INSERT DATE] by                                                             , a                                                        (the “New Guarantor”).

Reference is made to (i) the Credit Agreement, dated as of October 11, 2006, as modified, supplemented or amended from time to time, including as of the date hereof (the “Credit Agreement”), among K. HOVNANIAN ENTERPRISES, INC. (the “Company”), HOVNANIAN ENTERPRISES, INC. and the other guarantors now or hereafter parties thereto, the Lenders now or hereafter party thereto, CITICORP USA, INC., as letter of credit issuing bank and as administrative agent for itself and the other Lenders under the Credit Agreement (the “Administrative Agent”), and The Bank of New York, as paying agent thereunder, and (ii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented or amended from time to time.  Capitalized terms defined in the Credit Agreement are used herein as defined therein.

In consideration of the substantial direct and indirect benefits received by the New Guarantor as a result of the extensions of credit made by the Lenders and the Issuing Bank under the Credit Agreement, the New Guarantor hereby agrees that, effective as of the date hereof, it hereby is, and shall be deemed to be, a Guarantor under the Credit Agreement and each of the other Loan Documents to which the Guarantors are a party and agrees that, from the date hereof and so long as the Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Company under the Loan Documents, the New Guarantor has assumed the obligations of a Guarantor under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally with the other Guarantors, each of the terms, provisions and waivers of the Credit Agreement and each of the other Loan Documents that are stated to apply to or are made by a Guarantor. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article III of the Credit Agreement that applies to a Guarantor is true and correct in all material respects as to the New Guarantor on and as of the date hereof as if made on and as of the date hereof by the New Guarantor, and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders, the Issuing Bank and the Administrative Agent each of the terms, provisions and waivers of the Credit Agreement and each of the other Loan Documents that are stated to apply to or are made by a Guarantor.

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and

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documents and do or cause to be done such further acts as may be reasonably necessary or proper in the opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Guarantee Joinder Agreement.

IN WITNESS WHEREOF, the New Guarantor has duly executed this Guarantee Joinder Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, as of the date and year first above written.

NEW GUARANTOR

[NAME OF NEW GUARANTOR]

By
Name:
Title:

Acknowledged and accepted:

CITICORP USA, INC.,
as Administrative Agent

By
Name
Title:

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